UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 8, 2013

BALTIC TRADING LIMITED
(Exact Name of Registrant as Specified in Charter)

Republic of the Marshall Islands	001-34648	98-0637837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

299 Park Avenue 12th Floor (Address of Principal Executive Offices)	10171 (Zip Code)

Registrant’s telephone number, including area code:  (646) 443-8550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14e-4(c))

Item 7.01.                      Regulation FD Disclosure.

Baltic Trading Limited (the “Company”) today disclosed additional information regarding its proposed commercial bank financing from a global lending institution to finance a portion of the purchase price for two drybulk vessels, which the Company previously disclosed in a press release and a Current Report on Form 8-K in the morning of July 8, 2013.  The lender’s commitment includes the following terms:

•
The vessels to be financed are a 2010 built, 31,883 dwt Handysize drybulk vessel and a 2009 built, 31,887 dwt Handysize drybulk vessel, each of which are double-hull, fitted for logs, and built in Hakodate, Japan.

•	The amount of the commitment is approximately $20,000,000.

•
The credit facility is to be repaid in 24 quarterly repayment installments of approximately $375,000 each, the first of which is payable three months after the latest vessel delivery date, and a balloon payment of approximately $13,000,000 payable concurrently with the last repayment installment.

•	Interest on borrowings is payable at the three-month LIBOR rate plus a margin of 3.35%.

•	Covenants are to include the following:

•
The minimum fair market value of the vessels acquired with the credit facility must be 130% of the amount outstanding under the facility during the first three years from the facility’s closing date and 135% of the amount outstanding under the facility thereafter.

•
The Company’s subsidiaries owning vessels acquired with proceeds of the facility must maintain minimum liquidity of $500,000 per vessel at any time, which amount is to be held in each vessel owning subsidiary’s earnings account pledged to the lender.

•
The Company’s maximum leverage ratio must not exceed 70%, which is to be calculated by dividing the sum of the total amounts available and amounts drawn under the Company’s credit facilities by the Company’s total assets (including cash) as adjusted for market prices.

The facility is subject to definitive loan documentation.

The information set forth under Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, as amended, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

 “Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995

This Current Report on Form 8-K contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations and observations. Such statements are subject to various risks, uncertainties and assumptions, including market conditions.  Included among the factors that, in the Company’s view, could cause actual results to differ materially from the forward looking statements contained in this Current Report on Form 8-K are the following: the fulfillment of the closing conditions under, or the execution of additional documentation for, the Company’s agreements to acquire vessels; completion and funding of financing on acceptable terms; and other factors listed from time to time in the Company’s filings with the Securities and Exchange Commission, including, without limitation, its Annual Report on Form 10-K for the year ended December 31, 2012 and its subsequent reports on Form 10-Q and Form 8-K.  There can be no assurance that the Company will be able to obtain the proposed bank financing or any other financing, or that if the Company does so, that it will be able to borrow all or any of the amounts committed thereunder.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Baltic Trading Limited has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALTIC TRADING LIMITED

DATE: July 8, 2013

/s/ John C. Wobensmith
John C. Wobensmith
President and Chief Financial Officer
(Principal Financial and Accounting Officer)